Exhibit (a)(11)

GMO TRUST

AMENDMENT NO. 10

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated March 9, 2016 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of two series of GMO Trust, GMO Foreign Small Companies Fund and GMO Alpha Only Fund, and, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to change the names of the following series of GMO Trust: (i) “GMO Emerging Country Debt Share Fund” to “GMO Emerging Country Debt Shares Fund” and (ii) “GMO Core Plus Bond Fund” to “GMO Multi-Sector Fixed Income Fund”, do hereby direct that this Amendment No. 10 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

Exhibit (a)(11)

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 30th day of June, 2020.

/s/ Donald W. Glazer
Donald W. Glazer
Trustee

/s/ Jonathan Feigelson
Jonathan Feigelson
Trustee

/s/ Paul Braverman
Paul Braverman
Trustee

/s/ Peter Tufano
Peter Tufano
Trustee

Exhibit (a)(11)

Schedule 3.6 to Declaration of Trust

Series

GMO U.S. Equity Fund

GMO Quality Fund

GMO International Equity Fund

GMO Emerging Markets Fund

GMO Tax-Managed International Equities Fund

GMO Multi-Sector Fixed Income Fund

GMO Emerging Country Debt Fund

GMO International Equity Allocation Fund

GMO International Developed Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO Global Asset Allocation Fund

GMO Strategic Opportunities Allocation Fund

GMO Benchmark-Free Allocation Fund

GMO SGM Major Markets Fund

GMO Opportunistic Income Fund

GMO U.S. Treasury Fund

GMO Asset Allocation Bond Fund

GMO High Quality Short-Duration Bond Fund

GMO Emerging Domestic Opportunities Fund

GMO Benchmark-Free Fund

GMO Resources Fund

GMO Implementation Fund

GMO Risk Premium Fund

GMO Special Opportunities Fund

GMO GAAR Implementation Fund

GMO Climate Change Fund

GMO High Yield Fund

GMO Strategic Short-Term Fund

GMO Alternative Allocation Fund

GMO U.S. Small Cap Value Fund

GMO Cyclical Focus Fund

GMO Emerging Country Debt Shares Fund